Exhibit 99.1

DigitalGlobe Reports First Quarter 2013 Results

Revenue Up 47%

Next Twelve-Month Revenue Backlog Up 47%

GeoEye Integration Ahead of Plan With 35% of Operating Expense Synergies Attained

Longmont, Colorado, May 7, 2013 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of high-resolution earth imagery solutions, today reported financial results for the quarter ended March 31, 2013.

First quarter 2013 revenue was $127.6 million, a 47% increase compared with the same period last year.

The company reported a net loss for the first quarter of 2013 of $60.6 million, or $(0.96) per diluted share, compared with net income of $3.8 million or $0.08 per diluted share in the first quarter of 2012. First quarter 2013 EBITDA was $(30.9) million. Included in this quarter’s EBITDA is $66.8 million of one-time expenses related to the combination with GeoEye. The resulting EBITDA, not including combination-related expenses, was $35.9 million, with an associated margin of 28.1%.

“We are pleased to have successfully closed our combination with GeoEye in the quarter, and are on track in executing our integration plan,” said Jeffrey R. Tarr, Chief Executive Officer. “We are more confident than ever in our ability to achieve 50 percent EBITDA margins after six quarters and deliver more than $1.8 billion in synergies. Taken together with our larger and more diverse revenue base, and the broader capabilities we are now able to offer our customers, we are well on our way toward our aspiration of building the global leader in geospatial information and insight.”

Recent Business Highlights

•

First quarter 2013 U. S. Government revenue grew 44% to $77.5 million compared with first quarter 2012, driven by increased revenue related to the EnhancedView Service Level Agreement and a five-fold increase in value-added services to $14.3 million.

•

The company received its first full quarter of revenue from an expanded contract it signed late in 2012 with the National Geospatial-Intelligence Agency (NGA) under its Global Enhanced GEOINT Delivery (G-EGD) program. The contract also increases the scope of G-EGD, making DigitalGlobe imagery available to a broader array of U.S. Government customers globally.

•

In January, the company completed a multi-year development project to more deeply integrate its operations with NGA. This now enables DigitalGlobe to serve a broader set of mission requirements for the U.S. Government, further advancing its goal of EnhancedView Success.

•

Revenue from Diversified Commercial grew 50% to $50.1 million in the quarter compared with first quarter 2012. Growth continues to be strong among International Civil Governments, providers of Location-based Services and Other Industry Verticals.

•	The company continued to make inroads with international customers, with particularly strong growth in Asia, the Middle East and South America.

•

DigitalGlobe is now delivering a full Russian country base map to Russia under a new contract signed in the first quarter. At 17 million square kilometers, this represents more than 10 percent of the earth’s landmass and demonstrates the company’s unique capability to deliver large maps of current high quality imagery around the world on a timely basis.

•

In the first quarter, DigitalGlobe established a relationship with a consortium of engineering firms in South America to aid in the construction and implementation of the transit and expressway system for the 2016 Olympics. By providing bi-monthly monitoring and refreshed imagery of the area, DigitalGlobe is helping this event-driven infrastructure project to aid Brazil as it prepares to host both the 2016 Olympics and the 2014 World Cup.

•

Among customers in Other Industry Verticals, DigitalGlobe is working with a major international oil company to provide elevation and oil spill analysis as the company is constructing pipelines and running environmental impact analyses.

•

Among the company’s Location Based Services customers, DigitalGlobe established a number of new relationships, grew and extended two large customer relationships, and fully ramped up services to a customer it re-signed early in the first quarter.

•

The company’s next 12-month backlog increased to $497.9 million, up 47% year over year, demonstrating the company’s continued success in building improved revenue visibility from recurring customer relationships.

In the first quarter 2013, the company incurred $66.8 million of expenses related to the GeoEye acquisition. This consisted of $17.8 million from the loss on the early extinguishment of debt related to the refinancing of both GeoEye and DigitalGlobe debt. It also included transaction costs of $20.8 million. Additionally, the company incurred $28.2 million of restructuring and integration-related expenses related to the combination.

2013 Outlook

For 2013, the company expects revenue in a range of $635 million to $660 million, with greater likelihood at the bottom half of the range. This 2013 revenue outlook compares with 2012 pro forma revenue of $581 million for the combined company, which includes a revenue contribution from GeoEye in 2012 from February 1 through December 31. Not included in this pro forma calculation is revenue that GeoEye reported in 2012 related to its EnhancedView SLA with NGA, including the non-cash amortization for payments received in connection with its NextView contract with the NGA.

The company continues to expect to generate a full-year EBITDA margin of approximately 36%, not including the impact of combination-related expenses to integrate with GeoEye. The company continues to expect 2013 capital expenditures of approximately $230 million, including spending to complete, but not launch, the GeoEye-2 satellite in 2013, continued work on the WorldView-3 satellite, and maintenance.

Conference Call Information

DigitalGlobe’s management will host a conference call today, May 7, 2013 at 5 p.m. ET to discuss its first quarter 2013 financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 921-3936

International dial-in: (706) 758-7563

Passcode: 59605860

A replay of the call will be available through June 6, 2013 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 59605860

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

In January 2013, DigitalGlobe and GeoEye combined to become one DigitalGlobe, creating a company capable of providing greater value to customers through an integrated constellation and a broader set of products and services. For more information on the combination and its benefits, visit www.digitalglobe.com/combination.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that the anticipated benefits and synergies from the strategic combination of the Company and GeoEye, Inc. cannot be fully realized or may take longer to realize than expected; adjustments to the fair value of certain of the Company’s assets and liabilities, including estimates made in connection with the strategic combination of the Company and GeoEye, Inc.; the outcome of pending or threatened litigation; the loss or impairment of our satellites; delays in the construction and launch of any of our satellites; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our imagery archives; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company and other important factors, all as described more fully in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (“U.S. GAAP”) and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in internal operating reports by management and the board of directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2013, EBITDA, excluding certain deal costs, is a measure being used as a key element of the company-wide bonus incentive plan.

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items facilitates comparison of our operating performance to companies in our industry. We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the net revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude the loss on the early extinguishment of debt, because this is not related to our primary operations. Additionally, they exclude restructuring costs, acquisition costs, integration costs and the gain from our joint venture as these are non-cash, non-core items. Restructuring costs are costs incurred to realize efficiencies from the GeoEye acquisition, such as reducing excess workforce, consolidating facilities and systems, and relocating ground terminals. Acquisition costs are costs incurred to effect the acquisition, such as advisory, legal, accounting, consulting and other professional fees. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations. Loss from early extinguishment of debt is related to entering into the $700.0 million 2013 Credit Facility and $600.0 million Senior Notes, the proceeds of which were used to refinance our $600.0 million 2011 Senior Secured Credit Facility and fund the discharge and redemption of GeoEye’s $525.0 million Senior Secured Notes we assumed in the acquisition.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Operations

	For the three months ended March 31,
(in millions, except per share)	2013	2012
Net revenue	$127.6	$87.0
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	40.9	18.0
Selling, general and administrative	79.8	29.8
Depreciation and amortization	47.3	29.1
Restructuring charges	20.3	—

(Loss) income from operations	(60.7)	10.1
Loss from early extinguishment of debt	(17.8)	—
Other income, net	0.3	—
Interest expense, net	(1.4)	(3.2)

(Loss) income before income taxes	(79.6)	6.9
Income tax benefit (expense)	19.0	(3.1)

Net (loss) income	(60.6)	3.8
Preferred stock dividends	(0.6)	—

Net (loss) income less preferred stock dividends	(61.2)	3.8
Income allocated to participating securities	—	—

Net (loss) income available to common stockholders	$(61.2)	$3.8

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.96)	$0.08

Diluted (loss) earnings per share	$(0.96)	$0.08

Weighted average common shares outstanding:
Basic	64.0	46.0

Diluted	64.0	46.7

Reconciliation Net Income (Loss) EBITDA and Adjusted EBITDA

	Three months ended March 31,
(in millions)	2013	2012
Net (loss) income	$(60.6)	$3.8
Depreciation and amortization	47.3	29.1
Interest expense, net	1.4	3.2
Income tax expense (benefit)	(19.0)	3.1

EBITDA	(30.9)	39.2
Loss on early extinguishment of debt	17.8	—
Restructuring charges (1)	20.3	—
Acquisition costs (1)	20.8	—
Integration costs (1)	7.9	—
Other (gains) losses (2)	(0.3)	—

Adjusted EBITDA	$35.6	$39.2

(1)	Restructuring, acquisition and integration costs consist of non-recurring charges related to the combination with GeoEye.
(2)	Other (gains) losses consists of a gain from our investment in a joint venture.

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours. EBITDA margin is calculated by dividing EBITDA by GAAP net revenue. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by GAAP net revenue.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except par value)	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$273.7	$246.2
Restricted cash	17.7	3.8
Accounts receivable, net of allowance for doubtful accounts of $2.4 and $2.9, respectively	99.0	67.0
Prepaid and current assets	25.1	18.6
Deferred taxes	70.7	43.9

Total current assets	486.2	379.5
Property and equipment, net of accumulated depreciation of $718.1 and $676.2, respectively	2,145.3	1,115.2
Goodwill	449.6	8.7
Intangible assets, net of accumulated amortization of $1.4 and $0, respectively	33.2	—
Aerial image library, net of accumulated amortization of $35.3 and $33.4, respectively	14.8	16.4
Long-term restricted cash	9.5	8.3
Long-term deferred contract costs	38.5	37.3
Other assets	47.1	12.1

Total assets	$3,224.2	$1,577.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17.0	$10.2
Current portion of long-term debt	5.5	5.0
Other accrued liabilities	82.1	56.3
Current portion of deferred revenue	69.7	42.9

Total current liabilities	174.3	114.4
Deferred revenue	385.5	386.8
Long-term debt, net of discount	1,140.9	478.6
Long-term deferred tax liability, net	163.1	55.6
Other liabilities	1.8	2.7

Total liabilities	1,865.6	1,038.1

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24.0 shares authorized; no shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Series A convertible preferred stock, $0.001 par value, 0.08 shares authorized; 0.08 shares issued and outstanding at March 31, 2013; and no shares authorized, issued and outstanding at December 31, 2012	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 74.6 shares issued and 74.5 shares outstanding at March 31, 2013; and 47.2 shares issued and 47.1 shares outstanding at December 31, 2012	0.2	0.2
Treasury stock, at cost; 0.1 shares at March 31, 2013 and December 31, 2012, respectively	(2.6)	(2.0)
Additional paid-in capital	1,424.2	543.8
Accumulated deficit	(63.2)	(2.6)

Total stockholders’ equity	1,358.6	539.4

Total liabilities and stockholders’ equity	$3,224.2	$1,577.5

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the three months ended March 31,
(in millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(60.6)	$3.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	47.3	29.1
Amortization of aerial image library, deferred contract costs and lease incentive	3.9	3.8
Non-cash stock compensation expense	10.8	2.5
Amortization of debt issuance costs and accretion of debt discount	1.1	0.9
Deferred income taxes	(19.4)	2.8
Write-off of debt issuance costs and debt discounts	12.8	—
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	6.7	10.1
Other current and non-current assets	0.7	(7.3)
Accounts payable	(0.7)	(1.1)
Accrued liabilities	(25.4)	(6.2)
Deferred revenue	12.3	31.4
Other current and non-current liabilities	(3.1)	(1.3)
Payment of 2011 Senior Secured debt discount	(13.8)	—

Net cash flows (used in) provided by operating activities	(27.4)	68.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(63.1)	(55.0)
Acquisition of businesses, net of cash acquired	(524.0)	—
Other property and equipment additions	(7.2)	(2.0)
Increase in restricted cash	0.8	1.0

Net cash flows used in investing activities	(593.5)	(56.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	1,150.0	—
Repayment of debt	(481.2)	(1.2)
Proceeds from exercise of stock options	14.6	—
Windfall tax benefits related to stock–based compensation	1.2	—
Payment of debt issuance costs	(36.2)	—

Net cash flows provided by (used in) financing activities	648.4	.

Net increase in cash and cash equivalents	27.5	11.3
Cash and cash equivalents, beginning of period	246.2	198.5

Cash and cash equivalents, end of period	$273.7	$209.8

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest net of capitalized amounts of $10.9 and $5.2, respectively	$2.7	$7.5
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	(4.8)	12.3
Issuance of shares of common and convertible preferred stock for acquisition of business	836.5	—
Stock-based compensation awards issued in acquisition of business, net of income taxes	13.4	—

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Contacts

Investor Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Contact: Robert Keosheyan (303) 684-4742 rkeoshey@digitalglobe.com